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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                October 15, 2001
                                ----------------
                        (Date of earliest event reported)


                            ATRIX LABORATORIES, INC.
                            ------------------------
             (Exact name of Registrant as specified in its charter)


           Delaware                       0-18231               84-1043826
   ------------------------       -----------------------    -------------------
 (State or Other Jurisdiction      (Commission File No.)       (IRS Employer
      of Incorporation)                                      Identification No.)


                2579 Midpoint Drive, Fort Collins, Colorado 80525
                -------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (970) 482-5868
                                 --------------
              (Registrant's telephone number, including area code)


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Item 5.  Other Events.

         On October 15, 2001, Atrix Laboratories, Inc. (the "Company") entered into a Collaboration, License and Supply Agreement with Fujisawa Healthcare, Inc., a subsidiary of Fujisawa Pharmaceutical Company, Ltd. ("Fujisawa"), under which the Company granted Fujisawa the exclusive North American marketing and distribution rights for the Company's proprietary dermatological product, Atrisone(TM) dapsone topical gel. Under the terms of the agreement, the Company will receive up to $25 million in licensing fees, research and development support, and milestone payments. The Company will also receive royalties based on North American sales of the products. As part of the Agreement, the Company will manufacture the product for Fujisawa and receive a manufacturing margin.


         The text of the press release announcing the transaction is attached hereto as Exhibit 99.1.

Item 7.  Exhibits.

         99.1     Press Release dated as of October 17, 2001




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              ATRIX LABORATORIES, INC.


                                              By: /s/ BRIAN G. RICHMOND
                                                 -------------------------------
                                                 Brian G. Richmond
                                                 Chief Financial Officer
Date:  October 17, 2001


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                                  EXHIBIT INDEX

       EXHIBIT    DESCRIPTION
       -------    -----------
         99.1     Press Release dated as of October 17, 2001